EXHIBIT 10.7

GAMETECH INTERNATIONAL, INC.
2010 STOCK INCENTIVE PLAN

GameTech International, Inc., a Delaware corporation (the “Company”), hereby adopts this 2010 Stock Incentive Plan (the “Plan”).  The Appendix, which is incorporated herein by reference, defines the terms used in this Plan.

1.           Purpose.  The purpose of the Plan is to increase stockholder value and to advance the interests of the Company and its Related Entities by furnishing Awards designed to attract, retain, reward, and motivate those key employees, officers, and directors, consultants, and advisors who provide services to the Company and Related Entities and to strengthen the mutuality of interests between service providers and the Company’s stockholders.  Awards consist of opportunities to purchase or receive Shares or cash valued in relation to Shares, on terms determined under the Plan.

2.           Administration.  The Plan shall generally be administered by the Committee.  The Committee shall have plenary authority to grant Awards under the Plan and to enter Award Agreements with Participants.  The Committee shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.  Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and Participants.  The Committee may delegate its authority hereunder to the extent provided in Section 3.2.

3.            Eligible Participants.

3.1           Selection of Participants.  Key employees, officers, and directors of the Company or any Related Entity and persons providing services as consultants or advisors to the Company or any Related Entity shall become eligible to receive Awards under the Plan as Participants when designated by the Committee.

3.2           Limited Delegation of Plan Administrative Authority.  With respect to Participants not subject to either Section 16 of the Exchange Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority (a) to designate Participants, (b) to determine the size and type of Awards to be received by those Participants, and (c) to set and modify the terms of such Awards, subject to the other terms of the Plan and this Section 3.2.  The resolution authorizing any such delegation of authority must specify the total number of Awards such officer may so grant and such actions shall be treated for all purposes as if taken by the Committee.  The per share exercise price of any Options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value of a Share on the later of the date the officer approves such grant or the date the Participant’s Employment commences.

4.           Types of Awards.  Awards may be granted under the Plan to Participants in the form of (a) Options (either Incentive Stock Options or Nonqualified Stock Options), (b) Stock Appreciation Rights (SARs), (c) Restricted Stock, (d) Restricted Stock Units (RSUs), and (e) Other Stock-Based Awards.

5.           Shares Subject to the Plan.

5.1           Number of Shares.  Subject to adjustment as provided in Section 13.5, the maximum number of Shares that may be delivered to Participants under the Plan shall be 1,100,000 Shares.

5.2           Share Counting.  To the extent any Shares covered by an Option or SAR are not delivered to a Participant because the Award is forfeited or canceled, or Shares are not delivered because an Award is paid or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.  In the event that Shares are issued as an Award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan.  With respect to SARs, if the SAR is payable in Shares, all Shares to which the SAR relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.

5.3           Limitations on Awards.  Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

(a)           The maximum number of Shares that may be issued upon exercise of Options intended to qualify as Incentive Stock Options shall be 1,100,000 Shares.

(b)           The maximum number of Shares that may be covered by Awards granted under the Plan to any one Participant during any one fiscal-year period shall be 500,000.

(c)           Restricted Stock, RSUs, and Other Stock-Based Awards with respect to an aggregate of 55,000 Shares may be granted to officers, employees, consultants, or advisors without compliance with the minimum vesting periods provided in Sections 8.2, 9.2, and 10.2.

(d)           The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one Participant in any fiscal year shall be $1,000,000.

5.4           Type of Shares.  Shares issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.           Stock Options.  An Option is a right to purchase Shares from the Company.  Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options.  Any Option designated as a Nonqualified Stock Option shall not be treated as an Incentive Stock Option.  Each Option granted under this Plan shall be subject to the following terms and conditions:

6.1           Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value of a Share on the Date of Grant, except in the case of a Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.  In the event that the grant of an Option is approved by the Committee, but is to take effect on a later date, such as when Employment commences, such later date shall be the Date of Grant.

6.2           Number.  The number of Shares subject to the Option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3           Duration and Time for Exercise.  The term of each Option shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option at any time, in addition to the automatic acceleration of Options under Section 12.

6.4           Repurchase. Upon approval of the Committee, the Company may repurchase a previously-granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per share by which:  (a) the Fair Market Value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 13.6.

6.5           Manner of Exercise.  An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased.  The exercise notice shall be accompanied by the full purchase price for such shares.  The Option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of Shares, which Shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the Shares, issuable under the Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the Participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate Fair Market Value of the Shares subject to the Option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6           Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)           Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

(b)           All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board.

(c)           No Incentive Stock Options shall be granted to any non-employee or to any Participant who, at the time such Option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d)           The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) shall not exceed $100,000.  To the extent that such limitation is exceeded, the excess Options shall be treated as Nonqualified Stock Options for federal income tax purposes.

7.           Stock Appreciation Rights.

7.1           Grant of Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is a right to receive, without payment to the Company, a number of Shares, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.5.  Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Award Agreement.

7.2           Number.  Each SAR granted to any Participant shall relate to such number of Shares as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

7.3           Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.

7.4           Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder the Shares to which the holder is entitled pursuant to Section 7.5 or cash or both, as provided in the Award Agreement.

7.5           Payment.

(a)           The number of Shares which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(i)           the number of Shares as to which the SAR is exercised, multiplied by the amount of the appreciation in each such Share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a Share subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a Share on the Date of Grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

(ii)           the Fair Market Value of a Share on the Exercise Date.

(b)           No fractional Shares shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(c)           If so provided in the Award Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the Shares that would be issuable under this Section 7.5, if the exercise had been for Common Stock.

8.           Restricted Stock.

8.1           Grant of Restricted Stock.  The Committee may award shares of Restricted Stock to such eligible Participants as determined pursuant to the terms of Section 3.  An Award of Restricted Stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.  To the extent Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

8.2           The Restricted Period.

(a)           At the time an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested (the “Restricted Period”).  Each Award of Restricted Stock may have a different Restricted Period.  The Restricted Period shall be a minimum of three years with incremental vesting of portions of the Award over the three-year period permitted, with the following exceptions:

(i)           If the vesting of the shares of Restricted Stock is based upon the attainment of performance goals as described in Section 11, the Restricted Period shall be a minimum of one year.

(ii)           No minimum Restricted Period applies to grants to Outside Directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

(b)           An acceleration of the expiration of the Restricted Period shall occur (i) as provided under Section 13.3 in the event of termination of Employment under the circumstances provided in the Award Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

8.3           Escrow.  The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the GameTech International, Inc. 2010 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and GameTech International, Inc. thereunder.  Copies of the Plan and the agreement are on file at the principal office of GameTech International, Inc.

If the shares awarded under the Plan are represented by book or electronic entry rather than a certificate, the Company shall take steps to restrict transfer of the shares as it deems necessary or advisable to comply with Applicable Laws.

8.4           Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

8.5           Forfeiture.  In the event of the forfeiture of any shares of Restricted Stock under the terms provided in the Award Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

8.6           Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares during the Restricted Period, including without limitation, the right to vote any Shares.

9.           Restricted Stock Units.

9.1           Grant of Restricted Stock Units.  A Restricted Stock Unit, or RSU, represents the right to receive from the Company on the scheduled vesting or payment date for such RSU, one Share.  An Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.  To the extent an Award of RSUs is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

9.2           Vesting Period.

(a)           At the time an Award of RSUs is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest.  Each Award of RSUs may have a different vesting period.  The vesting period for an Award of RSUs shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(i)           If the vesting of RSUs is based upon the attainment of performance goals as described in Section 11, the vesting period shall be a minimum of one year.

(ii)           No minimum vesting period applies to grants to Outside Directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

(b)           An acceleration of the expiration of the applicable vesting period shall occur (i) as provided under Section 13.3 in the event of termination of Employment under the circumstances provided in the Award Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

9.3           Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Share underlying each RSU.  The Participant shall have rights to the amounts or other property credited to such account.

9.4           Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.

10.           Other Stock-Based Awards.

10.1           Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible Participants Other Stock-Based Awards, which shall consist of awards (other than Options, Restricted Stock, RSUs, or SARs described in Sections 6 through 9 hereof) paid out in Shares or the value of which is based in whole or in part on the value of Shares.  Other Stock-Based Awards may be Awards of Shares, Awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such Award) and may provide that such Award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.  To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2           Vesting Period.

(a)           Other Stock-Based Awards granted under this Section 10 shall be subject to a minimum vesting period of three years, with incremental vesting of portions of the Award over the three-year period permitted, with the following exceptions:

(i)           If the vesting of the Award is based upon the attainment of performance goals as described in Section 11, the Award shall be subject to a minimum vesting period of one year.

(ii)           No minimum vesting period applies to grants to Outside Directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

(b)           An acceleration of the expiration of the applicable vesting period shall occur (i) as provided under Section 13.3 in the event of termination of Employment under the circumstances provided in the Award Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

11.           Performance Goals for Section 162(m) Awards.

11.1           Performance Goals.  To the extent that shares of Restricted Stock, RSUs, or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such Awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m).  The performance goals pursuant to which such Awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, a division, or a Subsidiary: earnings per share; net revenues or margins; cash flow; operating margin; return on net assets, investment, capital, or equity; an economic value added measure; direct contribution; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; working capital; management of fixed costs or variable costs; identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; total stockholder return; and debt reduction.  For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years.

11.2           Limited Adjustments.  The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m), including without limitation: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) a change in accounting standards required by generally accepted accounting principles.

11.3           Committee Certification.  No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance-based compensation” under Section 162(m).

12.           Change of Control.

12.1           Change of Control Defined.  Unless otherwise provided in an Award Agreement, Change of Control shall mean:

(a)           the acquisition by any Person of Beneficial Ownership of more than 50 percent of the outstanding Shares; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

(i)           any acquisition of Common Stock directly from the Company,

(ii)           any acquisition of Common Stock by the Company,

(iii)           any acquisition of Common Stock by any employee benefit plan, including without limitation an employee stock ownership plan, (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv)           any acquisition of Common Stock by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under Section 12.1(c); or

(b)           members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c)           a Business Combination, in each case, unless, following such Business Combination,

(i)           all or substantially all of the Persons who were the Beneficial Owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(ii)           except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company or the Post-Transaction Corporation) Beneficially Owns, directly or indirectly, 20 percent or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or 20 percent or more of the combined voting power of the then-outstanding voting securities of such corporation, and

(iii)           at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

12.2           Effect of a Change of Control.

(a)           Unless otherwise provided in the applicable Award Agreement, immediately prior to the consummation of any Change of Control, all outstanding Awards granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Awards shall lapse and all performance criteria and other conditions relating to the payment of Awards shall be deemed to be achieved or waived by the Company without the necessity of action by any Person.

(b)           As used in this Section 12.2, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) to exercise any Option or SAR fully, and (ii) to deal with the shares purchased or acquired under any Award so that all types of shares may be treated in the same manner in connection with the Change of Control as the Shares of other stockholders.

12.3           Committee Discretion to Set Terms of Exercise or Exchange.

(a)           No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (c) or (d) of Section 12.1 and no later than 30 days after a Change of Control of the type described in subsections (a) or (b) of Section 12.1, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any Participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i)           all or substantially all of the Persons who were the Beneficial Owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(ii)           require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and SARs shall terminate,

(iii)           make such equitable adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iv)           provide for mandatory conversion of some or all of the outstanding Options and SARs held by some or all Participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option and SAR, as defined and calculated above, over the exercise price(s) of such Options and SARs or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(v)           provide that thereafter upon any exercise of an Option or SAR the Participant shall be entitled to purchase under such Option or SAR, in lieu of the number of Shares then covered by such Option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation, or asset sale, if, immediately prior to such Change of Control, the Participant had been the holder of record of the number of Shares then covered by such Options and SARs.

(b)           For purposes of this Section 12.3, Change of Control Value shall equal the amount determined by whichever of the following items is applicable:

(i)           the per share price to be paid to stockholders of the Company in any such merger, consolidation, or other reorganization;

(ii)           the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place;

(iii)           in all other events, the Fair Market Value per share of Common Stock into which such Options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such Options; or

(iv)           in the event that the consideration offered to stockholders of the Company in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.           General.

13.1           Duration.  No Awards may be granted under the Plan after April 16, 2020; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Awards granted prior to that date, until all such Awards have either been satisfied by the issuance of Shares or otherwise been terminated under the terms of the Plan and all restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

13.2           Transferability.

(a)           No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(i)           by will;

(ii)           by the laws of descent and distribution; or

(iii)           as to Options only, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, (1) to Immediate Family Members, (2) to a partnership in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (3) to a limited liability company in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (4) to a trust for the sole benefit of the Participant and/or Immediate Family Members.

(b)           To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect.

13.3           Effect of Termination of Employment or Death.  In the event that a Participant’s Employment terminates for any reason, including death, disability, early retirement or normal retirement, any Awards may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Award Agreement.

13.4           Additional Conditions. Anything in this Plan to the contrary notwithstanding:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Shares pursuant to any Award, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of Shares issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the Shares issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the Shares issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of Shares pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be granted or such Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5           Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of Shares then subject to the Plan, including Shares subject to outstanding Awards, and any and all other limitations provided in the Plan limiting the number of Shares that may be issued hereunder, shall be adjusted in proportion to the change in outstanding Shares.  In the event of any such adjustments, the price of any Option, the Base Price of any SAR and the performance objectives of any Award shall also be adjusted to provide Participants with the same relative rights before and after such adjustment.  No substitution or adjustment shall require the Company to issue a fractional Share under the Plan and the substitution or adjustment shall be limited by deleting any fractional Share.

13.6           Repricing.  Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding Option or SAR granted under this Plan may not be decreased after the Date of Grant; and (b) an outstanding Option or SAR that has been granted under this Plan may not, as of any date that such Option or SAR has a per share exercise price that is greater than the then-current Fair Market Value of a Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price, shares of Restricted Stock, RSUs, an Other Stock-Based Award, a cash payment, or Shares.

13.7           Withholding.

(a)           The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld.  At any time that a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, the Participant may, subject to Section 13.7(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned Shares or to have the Company withhold Shares, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law.  The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)           Each Election must be made prior to the Tax Date.  For Participants who are not subject to Section 16 of the Exchange Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award that the right to make Elections shall not apply to such Award.  If a Participant makes an election under Section 83(b) of the Code with respect to shares of Restricted Stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.8           No Continued Employment.  No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.9           Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)           amend Section 13.6 to permit repricing of Options or SARs without the approval of stockholders;

(b)           materially impair, without the consent of the recipient, an Award previously granted, except that the Company retains all of its rights under Section 12; or

(c)           materially revise the Plan without the approval of the stockholders.  A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of Shares that may be issued through the Plan, (ii) a material increase to the benefits accruing to Participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of Awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which Shares may be offered through the Plan.

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Appendix

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

“Applicable Laws” mean the requirements relating to the administration of equity compensation plans under Delaware corporate and securities laws, U.S. federal and securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.

“Approval Date” means the date of the Board’s approval of this Plan.

“Award” means any award granted pursuant to the terms of this Plan including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

“Award Agreement” means any written or electronic notice of grant, agreement, contract, or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept, as each such agreement may be amended from time to time according to its terms and in compliance with this Plan.

“Base Price” has the meaning provided in Section 7.5(a)(i).

“Beneficial Owner” (and variants thereof) with respect to a security means a Person who, directly or indirectly (through any contract, understanding, relationship, or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

“Board” means the board of directors of the Company.

“Business Combination” means the consummation of a reorganization, merger, or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company.

“Cause”, with respect to any Participant, has the meaning provided in the applicable Award Agreement.  In the absence of such definition in the Award Agreement, “Cause” has the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner; (ii) any material violation or material breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any; (iii) any violation or breach by the Participant of any confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any; (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity); (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any; (vi) use of alcohol, drugs, or other similar substances in a manner that adversely affects the Participant’s work performance; or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination of the Committee as to whether the Participant’s Employment has been terminated for “Cause” shall be final and binding on all parties and for all purposes hereunder.

“Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute.

“Change in Control” and “Change of Control Value” have the meaning provided in Section 12.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, in either case with no fewer than two members, each of whom qualifies as (a) a “non-employee director” under Rule 16b-3 under the Exchange Act or any successor rule and (b) an “outside director” under Section 162(m) of the Code; or such other Person acting pursuant to administrative authority validly granted under Section 3.2.

“Company” has the meaning provided in the Preamble.

“Date of Grant” means the date a particular Award is granted to a Participant by the Committee.

“Disability” means a permanent and total disability within the meaning of Section 22(e) of the Code, as determined by a medical doctor satisfactory to the Committee.

“Election” has the meaning provided in Section 13.7(a).

“Employment” means a Participant’s employment or other service relationship with the Company or any Related Entity.  Employment will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise providing services in a capacity contemplated by Section 3.1 to, the Company or any Related Entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning provided in Section 7.4.

“Fair Market Value” of a Share or other security means the reported closing sale price of that security as of the given date or, if there was no sale on that date, then the closing sale price on the last previous date on which the security was traded, provided that there is a Public Market for that security.  In all other instances, it means the fair market value of Shares, Awards, or other property as determined by the Committee by the reasonable application of a reasonable valuation method and in accordance with Section 409A, including, but not limited to (i) an independent valuation no more than 12 months old at the Date of Grant, (ii) a fair market valuation formula also used for business transactions, or (iii) a written report prepared by an experienced individual (who need not be independent) that takes into account all relevant factors, including control premiums or discounts for lack of marketability, all in compliance with the requirements of Section 409A.

“Good Reason”, with respect to any Participant, has the meaning provided in the applicable Award Agreement.  In the absence of such definition in the Award Agreement, “Good Reason” has the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company (or a Related Entity) which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company (or a Related Entity) to comply with its material obligations to the Participant as agreed upon, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than 50 miles from the location of employment immediately prior to such relocation, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Employment otherwise than for Cause, death, or by reason of the Participant’s Disability; or (v) any reduction in the Participant’s base salary.

“Immediate Family Members” mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” means an Option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Incumbent Board” means the individuals who, as of the Approval Date, constitute the Board.

“Nonqualified Stock Option” means an Option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an option granted under Section 6 of the Plan, whether as an Incentive Stock Option or as a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or Award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company or any Related Entity.

“Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations (other than the Company) owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a Person who is eligible for and selected to receive an Award under Section 3.

“Person” means a natural person, company, limited partnership, general partnership, limited liability company or partnership, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.  For purposes of Section 12, the term “Person” does not include an underwriter temporarily holding a security pursuant to an offering of the security.

“Plan” means this Stock Incentive Plan as defined in the Preamble, as it may be amended from time to time according to its terms.

“Post-Transaction Corporation” means the Company after the Change of Control, unless the Change of Control includes a Business Combination.  If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from such Business Combination, including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

A “Public Market” for the Common Stock or any other security for which the Committee must determine Fair Market Value is deemed to exist if the security (i) is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

“Restricted Period” has the meaning provided in Section 8.2(a).

“Restricted Stock” means any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” means any restricted stock unit granted under Section 9 of the Plan.

“Related Entity” means any Subsidiary and any business, corporation, partnership, limited liability company, or other entity designated by the Committee in which the Company, a Parent, or a Subsidiary holds a substantial ownership interest, whether directly or indirectly.

“Section 162(m)” means Section 162(m) of the Code, and the regulations and guidance thereunder.

“Section 409A” means Section 409A of the Code, and the regulations and guidance thereunder.

“Share” means a share of the Company’s Common Stock, and a share of such other securities as may be substituted (or resubstituted) for Common Stock under Section 13.5.

“Stock Appreciation Right” or “SAR” means any right granted under Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Tax Date” has the meaning provided in Section 13.7(e).

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